UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549




                            FORM 8-K




                         CURRENT REPORT
              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


                Date of Report: January 31, 2003
     Date of the Earliest Event Reported: December 16, 2002


                         HOMASOTE COMPANY
     (Exact name of registrant as specified in its charter)


                            New Jersey
          (State or other jurisdiction of incorporation)


               1-3786                    21-0388986
               (Commission               (IRS Employer Identification
               file number)               Number)



             LOWER FERRY ROAD, WEST TRENTON, NJ                08623
             (Address of principal executive offices)     (Zip Code)

  Registrant's telephone number, including area code:  (609) 988-1588



Item 5:  Other Matters

     On October 22, 2002, Homasote Company (the "Company") entered into a contract with Alliant Energy Integrated Services, an affiliate of Alliant Energy of Madison, Wisconsin ("Alliant"), to build a cogeneration system at the Company's plant in West Trenton, New Jersey. The $4,240,000 project will be commenced upon the securing by the Company of financing for the construction of the system that it is presently negotiating. This filing is being made to clarify information that was published by others regarding the project and may be present in the marketplace.

     Cogeneration is a technology that combines the two processes of producing usable heat and the generation of electricity. The Company's production process for Homasote board requires both to break down recycled paper products into a slurry pulp that is later molded into structural fiberboard, which is used in residential and commercial construction and under the Pak-Line brand in industrial packaging.

     The system, which is anticipated to commence operations within twelve
(12) months following commencement of construction, will generate up to 3,900 kilowatts of power and substantial recovered thermal energy at full capacity. The net energy savings to the Company, after amortization of indebtedness and fuel and service contract costs, are estimated at $350,000 annually for the 10-year service period with Alliant.

     This Form 8-K contains forward-looking statements that reflect management's current views of future events, financial information and operations. These forward-looking statements are based on assumptions, external factors and other risks. Actual results could differ materially from these forward-looking statements.

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HOMASOTE COMPANY (Registrant)




Date: January 31, 2003              By: /S/ WARREN FLICKER
                                    Warren Flicker
                                    Chairman of the Board
                                    Chief Executive Officer